MDU RESOURCES GROUP, INC.
                                 List of Subsidiaries

                                                        State or Other
                                                         Jurisdiction
                                                           in Which
                                                         Incorporated

Alaska Basic Industries, Inc.                               Alaska
Anchorage Sand and Gravel Company, Inc.                     Alaska
Baldwin Contracting Company, Inc.                           California
Centennial Energy Holdings, Inc.                            Delaware
Concrete, Inc.                                              California
DSS Company                                                 California
Fidelity Exploration & Production Company                   Delaware
Fidelity Oil Co.                                            Delaware
Fidelity Oil Holdings, Inc.                                 Delaware
Hap Taylor & Sons, Inc.                                     Oregon
Harp Engineering, Inc.                                      Montana
Harp Line Constructors Co.                                  Montana
High Line Equipment, Inc.                                   Delaware
ILB Hawaii, Inc.                                            Hawaii
Innovative Gas Services, Incorporated                       Kentucky
International Line Builders, Inc.                           Delaware
JTL Group, Inc. - Montana                                   Montana
JTL Group, Inc. - Wyoming                                   Wyoming
Kentucky Pipeline and Storage Company, Inc.                 Delaware
Knife River Corporation                                     Delaware
Knife River Dakota, Inc.                                    Delaware
Knife River Hawaii, Inc.                                    Delaware
Knife River Marine, Inc.                                    Delaware
KRC Aggregate, Inc.                                         Delaware
KRC Holdings, Inc.                                          Delaware
LTM, Incorporated                                           Oregon
Loy Clark Pipeline Co.                                      Oregon
Loy Clark Pipeline of Washington, Inc.                      Washington
Marcon Energy Corporation                                   Kentucky
Medford Ready Mix, Inc.                                     Delaware
Morse Bros., Inc.                                           Oregon
Pouk & Steinle, Inc.                                        California
Prairie Propane, Inc.                                       Delaware
Prairielands Energy Marketing, Inc.                         Delaware
Prairielands Energy Technology, Inc.                        Delaware
Rogue Aggregates, Inc.                                      Oregon
S2 - F Corp.                                                Oregon
Southern Oregon Underground, Inc.                           Oregon
Utility Services, Inc.                                      Delaware
WBI Canadian Pipeline, Ltd.                                 Canada
WBI Energy Services, Inc.                                   Delaware
WBI Holdings, Inc.                                          Delaware
WBI Offshore Pipeline, Inc.                                 Delaware
WBI Pipeline & Storage Group, Inc.                          Delaware
WBI Production, Inc.                                        Delaware
WBI Southern, Inc.                                          Delaware
Williams Construction Company Inc.                          Montana
Williston Basin Interstate Pipeline Company                 Delaware


Bitter Creek Pipelines, LLC                                 Colorado LLC
Central Oregon Redi-Mix, LLC                                Oregon LLC
Gascoyne Material Handling & Recycling LLC                  North Dakota LLC
Hawaiian Cement                                             Hawaii Partnership